UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2025
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 5.02(b)    Departure of Directors or Certain Officers

On January 7, 2025, we and David W. Sorrick, our Executive Vice President and Chief Operating Officer, mutually agreed to terminate his employment. Pursuant to the terms of and upon meeting the conditions in his employment agreement, we will pay Mr. Sorrick a severance amount of $1,205,427, equal to two years’ salary plus an amount equal to medical and dental continuation coverage under COBRA for one year.

We are currently in the search process for a new chief operating officer.

Item 5.02(b)    Departure of Directors or Certain Officers

On January 7, 2025, Mr. Wm. Ronald Duffey notified us that he will be retiring from our board of directors at our annual member meeting on March 31, 2025. Mr. Duffey has served as an outside director on our board of directors since 1997 and is the chairman of the audit committee.

Our members will have the opportunity to elect a new outside director to our board of directors at the annual member meeting.

Item 8.01    Other Events

New Smarr Combined Cycle Units

As previously disclosed, we and our members have approved the development and construction of a two-unit combined cycle generation facility to be located on land we own adjacent to the Smarr Energy Facility in Monroe County, Georgia. We have entered into reservation agreements with the equipment manufacturers for the two units, which have a combined generation capacity of approximately 1,425 megawatts. Following continued evaluation and development of the project, we are updating our preliminary cost estimate for this facility to a range of approximately $1.8 billion to $2.3 billion. The projected commercial operation date remains 2029.

As discussed below, we have entered into agreements to provide firm capacity on new natural gas pipeline infrastructure to meet our anticipated fuel supply needs for this and other generation resources. We and our members may also continue to consider additional generation resources in the future.

Natural Gas Capacity Agreements

As previously disclosed, we executed precedent agreements with Southern Natural Gas Company, LLC (SONAT) that became effective in August 2024. The agreements provide for firm natural gas transportation needed to serve our new Smarr combined cycle generation facility and additional firm transportation to our BC Smith Energy Facility. In November 2024, we exercised options to increase the available amounts under the precedent agreements to provide additional natural gas supply to the new Smarr facility. The firm transportation capacity is contingent upon completion of these expansion projects by SONAT. With the exercise of the options noted above, total fixed charges over the 20-year base terms will be approximately $2.1 billion. Our obligation to make payments begins when the pipeline expansion projects are placed into service, both of which are projected to be November 2028.

In October 2024, we entered into a preliminary binding agreement with Tennessee Gas Pipeline Company, L.L.C. to commit for natural gas capacity for the Mississippi Crossing gas pipeline. This agreement will provide capacity for both existing and future resources. The firm transportation capacity is contingent upon completion of this expansion project. Total fixed charges over the 20-year base term are currently approximately $900 million, although may increase to approximately $1.0 billion based on changes to the applicable receipt and delivery points as the terms of the agreement are finalized during the first quarter of 2025. Our obligation to make payments begins when the pipeline project is placed into service, which is projected to be November 2028.

RUS New ERA Program

In December 2024, the Rural Utilities Service announced a $331 million award for Oglethorpe under its Empowering Rural America (New ERA) program. The award would be used to refinance outstanding debt associated with the retired Hal B. Wansley coal plant, which will result in interest expense savings that will be passed to our members. The final amount and availability of any award is subject to entering into binding agreements with the Rural Utilities Service and meeting program requirements.

Grid Resilience and Innovation Partnerships (GRIP) Program

As previously disclosed, in October 2024, the Georgia Environmental Finance Authority, together with Oglethorpe, Georgia Transmission Corporation and Georgia System Operations Corporation, were awarded a $250 million grant under the Department of Energy’s Grid Resilience and Innovation Partnerships (GRIP) Program. Oglethorpe expects to utilize approximately $81 million of the total award for an aggregate of 75 megawatts of utility-scale battery storage resources for our members. We estimate that the total cost of these battery storage resources will be approximately $200 to $250 million, before the application of any grant proceeds. Receipt of any grant proceeds is subject to meeting program requirements.

Plant Scherer Litigation Dismissal

On November 18, 2024, the plaintiffs and Georgia Power Company reached an agreement to resolve all pending lawsuits to the previously disclosed Plant Scherer litigation. On November 22, 2024, the Superior Court of Monroe County entered an order granting Georgia Power’s motions for summary judgment, finding that the plaintiffs could not prove that Plant Scherer’s operations negatively impacted drinking water wells or caused personal injury or property damage. On November 25, 2024, the plaintiffs voluntarily dismissed with prejudice all claims in the litigation. See Note H to our unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2024 for additional information regarding the Plant Scherer litigation.

General Counsel

On January 7, 2025, our board of directors appointed Suzanne N. Roberts as our next Senior Vice President and General Counsel. Ms. Roberts is currently our Deputy General Counsel and has been with us since December 2016. Ms. Roberts will assume her role as General Counsel on February 1, 2025, succeeding Annalisa M. Bloodworth, our current Senior Vice President and General Counsel, who will assume her role as President and Chief Executive Officer on February 1, 2025.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

104 Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	January 13, 2025	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer